                                                                  Exhibit 23.1


                      [letterhead of Arthur Anderson LLP]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated March 15, 1996 (and to all references to our Firm) included in or made a part of this registration statement.




/s/ Arthur Andersen LLP



Seattle, Washington,
May 15, 1996